Exhibit 99.5
Pro Forma Consolidated Balance Sheets of Rio Vista Energy Partners L.P.
as of September 30, 2007 and the Consolidated Statements of Operations for the
nine months ended September 30, 2007 and the year ended December 31, 2006
The following unaudited pro forma consolidated financial information (Pro Forma Statements) for Rio Vista Energy Partners L.P. (Rio Vista) reflects the purchase of certain oil and gas properties located in Haskell, McIntosh and Pittsburg counties in Oklahoma (Properties) and 100% of outstanding capital stock of MV Pipeline Company (MV) and 100% of the outstanding membership interests of GO LLC (GO) (collectively the acquisition of the Properties, MV and GO are referred to as the “Acquisitions”). The unaudited pro forma consolidated balance sheet assumes that the Acquisitions were consummated on September 30, 2007 and reflects the balance sheets of MV and GO as of September 30, 2007. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2007 assumes that the Acquisitions were consummated as of January 1, 2007 and includes the results of operations of the Properties, MV and GO for the nine months ended September 30, 2007. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 assumes that the Acquisitions were consummated as of January 1, 2006 and includes the results of operations of the Properties, MV and GO for the year ended December 31, 2006.
The Pro Forma Statements are based on the available information and contain certain assumptions that Rio Vista deems appropriate. The amounts included in the proforma balance sheet adjustments represents Rio Vista’s initial estimate of the fair value to be assigned to assets and liabilities acquired. Such estimates could change and the amount of change could be material. The Pro Forma Statements do not purport to be indicative of the financial position of Rio Vista had the transaction referred to above occurred on the dates indicated, nor are the Pro Forma Statements necessarily indicative of the future financial position of Rio Vista.

RIO VISTA ENERGY PARTNERS L.P. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheet As of September 30, 2007
(Unaudited)

		Properties,
	As Reported	MV and GO	Pro Forma		Pro Forma
	September 30, 2007	September 30, 2007	Adjustments		September 30, 2007
ASSETS
Current Assets
Cash	$7,730,000	$143,000	$(6,740,000)	(3)	$1,133,000
Restricted cash	26,000				26,000
Trade accounts receivable	1,555,000	165,000			1,720,000
Receivables from employees		30,000			30,000
Prepaid expenses and other current assets	579,000				579,000

Total current assets	9,890,000	338,000	(6,740,000)		3,488,000

Property, plant and equipment — net	16,537,000	993,000	30,497,000	(3)	48,027,000

Other non-current assets	16,000				16,000

Goodwill	4,625,000				4,625,000

Total assets	$31,068,000	$1,331,000	$23,757,000		$56,156,000

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities

Current maturities of long term debt	$1,442,000		$2,250,000	(2)	$3,692,000
Short term debt	5,000,000	$374,000	500,000	(2)	5,874,000
Due to Penn Octane Corporation, net	734,000				734,000
US and foreign taxes payable	569,000	—			569,000
Refundable Deposit	6,500,000				6,500,000
Deferred income taxes	107,000				107,000
Accounts payable	1,453,000	570,000			2,023,000
Accrued liabilities	1,096,000	28,000	1,000,000	(3)	2,124,000

Total Current Liabilities	16,901,000	972,000	3,750,000		21,623,000

Deferred income taxes — noncurrent	2,211,000	28,000			2,239,000

Long term debt, less current maturities	452,000		19,500,000	(2)	20,202,000

Equity Partners’ capital	11,504,000		838,000	(3)	12,342,000
GO & MV equity		331,000	(331,000)	(3)

Total partners’ capital	11,504,000	331,000	507,000		12,342,000

Total liabilities and partners’ capital	$31,068,000	$1,331,000	$23,757,000		$56,156,000

The accompanying notes are an integral part of these statements.

RIO VISTA ENERGY PARTNERS L.P. AND SUBSIDIARIES
Pro Forma Consolidated Statement of Operations
Nine Months Ended September 30, 2007
(Unaudited)

	As Reported	Properties,			Pro Forma
	January 1, 2007-	MV and GO	Pro Forma		January 1, 2007-
	September 30, 2007	September 30, 2007	Adjustments		September 30, 2007
Revenues	$2,765,000	$4,210,000	$—		$6,975,000

Cost of goods sold	2,067,000	3,300,000	1,926,000	(3)	7,293,000

Gross profit	698,000	910,000	(1,926,000)		(318)

Selling, general and administrative expenses
Legal and professional fees	989,000				989,000
Salaries and payroll related expenses	706,000				706,000
Other	1,010,000	572,000			1,582,000

	2,705,000	572,000	—		3,277,000

Operating income (loss)	(2,007,000)	338,000	(1,926,000)		(3,595,000)

Other Income (Expense)

Interest expense	(256,000)	—	(1,740,000)	(3)	(1,996,000)
Interest income	6,000				6,000

Income from continuing operations before taxes	(2,257,000)	338,000	(3,666,000)		(5,585,000)

Provision (Benefit) For Income Taxes	(69,000)	26,000			(43,000)

Income (loss) from continuing operations	$(2,326,000)	$364,000	$(3,666,000)		$(5,628,000)

Net income from continuing operations allocable to General Partner	$(46,000)				$(113,000)

Net income from continuing operations allocable to Common Units	$(2,280,000)				$(5,516,000)

Net income from continuing operations per Common Unit	$(1.19)				$(3.08)

Weighted average Common Units outstanding	1,919,264				1,919,264

The accompanying notes are an integral part of these statements.

RIO VISTA ENERGY PARTNERS L.P. AND SUBSIDIARIES
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2006
(Unaudited)

	As Reported	Properties,			Pro Forma
	January 1, 2006-	MV and GO	Pro Forma		January 1, 2006-
	December 31, 2006	December 31, 2006	Adjustments		December 31, 2006
Revenues	$908,000	$5,346,000	$—		$6,254,000
Cost of goods sold	1,814,000	3,545,000	2,573,000	(3)	7,931,000

Gross profit	(906,000)	1,802,000	(2,573,000)		(1,677,000)

Selling, general and administrative expenses
Legal and professional fees	669,000				669,000
Salaries and payroll related expenses	755,000				755,000
Other	1,425,000	89,000			1,514,000

	2,849,000	89,000	—		2,938,000

Operating income (loss) from continuing operations	(3,755,000)	1,713,000	(2,573,000)		(4,615,000)

Other Income (Expense)

Interest expense	(137,000)	(19,000)	$(2,330,000)	(3)	(2,486,000)
Interest income	1,000				1,000

Loss continuing operations before taxes	(3,891,000)	1,694,000	(4,903,000)		(7,100,000)
Provision for income taxes	37,000	(47,000)			(37,000)

(Loss) from continuing operations	(3,928,000)	1,741,000	(4,903,000)		(7,137,000)

Discontinued operations:
Net income from operations of the LPG Assets Sold	2,012,000	—	—		2,012,000
Net gain on sale of LPG Assets	5,214,000	—	—		5,214,000

Net income from discontinued operations	7,226,000	—	—		7,226,000

Net income (loss)	$3,298,000	$1,741,000	$(4,903,000)		$89,000

Net income (loss) allocable to the partners	$3,298,000				$89,000
Less general partner’s interest in net					—
income (loss)	66,000				2,000

Net income (loss) allocable to the common units	$3,232,000				$87,000

Net loss from continuing operations per common unit	$(2.01)				$0.05
Net income from discontinued operations per common unit	3.70				—

Net income (loss) per common unit	$1.69				$0.05

Weighted average common units outstanding	1,910,656				1,910,656

The accompanying notes are an integral part of these statements.

RIO VISTA ENERGY PARTNERS L.P. AND SUBSIDIARIES
Notes to Pro Forma Consolidated Statements
(1) On November 19, 2007, Rio Vista Energy Partners L.P. (Rio Vista), completed the acquisition of assets from GM Oil Properties Inc. (GM Oil) and Penny Petroleum Corporation (Penny) consisting of the real and personal property interests of GM Oil and Penny in certain oil and gas properties located in Haskell, McIntosh and Pittsburg counties in Oklahoma (Properties) and 100% of outstanding capital stock of MV Pipeline Company (MV) and 100% of the outstanding membership interests of GO LLC (GO). MV and GO operate oil and gas pipeline businesses located in Haskell and Pittsburg counties in Oklahoma. The purchase of the Properties, MV and GO are collectively referred to as the “Acquisitions”.
The total consideration pursuant to the GM Oil properties (including a 33% stock ownership in MV) was paid by assumption of senior secured debt with TCW Asset Management Company (“TAMCO”) as agent and TCW Energy Fund X investors as holders (the “TCW Noteholders”) (TAMCO and the TCW Noteholders collectively, “TCW”) under a $30 million senior secured credit facility (TCW Credit Facility) in the amount of $16.75 million plus payment of additional accrued but unpaid interest owing under the TCW Credit Facility at closing in the amount of $0.34 million.
The total purchase price paid for the Penny properties (including a 67% stock ownership in MV) Assets was $7,400,000, consisting of cash, a promissory note and equity interests in Rio Vista. The cash portion of the purchase price was $6,400,000, together with a promissory note with the principal amount of $500,000 bearing interest at 7% per annum payable May 19, 2008. The equity portion of the purchase price was paid by delivery of 45,998 common units of Rio Vista to the seller.
The total purchase price paid for the membership interests of GO was $4,000,000, consisting of cash and equity interests in Rio Vista. The cash portion of the purchase price was $3,000,000. The equity portion of the purchase price was paid by delivery of 91,996 common units of Rio Vista to the sellers.
In addition, in consideration for TCW to enter into the TCW Credit Facility with Rio Vista and for Rio Vista to purchase an overriding royalty interest (“ORRI”) held by an affiliate of TCW in the Properties, Rio Vista agreed to pay TCW $1.95 million.
Rio Vista funded the Acquisitions through an additional loan of $5,000,000 from TCW under the TCW Credit Facility and the remaining cash amounts due at closing were paid from available working capital.
The TCW Credit Facility has a maturity date of August 29, 2010. The initial draw under the facility after consideration of the Acquisitions is $21.7 million. The TCW Credit Facility is secured by a first lien on all of the Properties and assets of GO and MV. The interest rate is 10.5%, increasing to 12.5% if there is an event of default. Payments under the TCW Credit Facility are interest-only until December 29, 2008. The TCW Credit Facility carries no prepayment penalty. At any time during the period from May 19, 2008 through November 19, 2009, TCW has the right to demand payment of $2.25 million of debt.
(2) To record financing received in connection with Acquisitions.
(3) To record purchase of the Properties, MV and GO and associated adjustments to reflect fair value of assets purchased, depreciation, depletion and interest expense.